                                                                 EXHIBIT 9(a)(5)

                            DUKE ENERGY CORPORATION
                          OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING
              SERIES OF ITS PREFERRED STOCK AND PREFERRED STOCK A

                      4.50% Preferred Stock, Series C ($100 par value) 7.85% Preferred Stock, Series S ($100 par value) 7.00% Preferred Stock, Series W ($100 par value) 6.75% Preferred Stock, Series X ($100 par value) 7.04% Preferred Stock, Series Y ($100 par value) and
                     6.375% Preferred Stock A, 1993 Series ($25 par value)


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON JANUARY 20, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated December 18, 1997 (the "Offer to Purchase"), and applicable Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Duke Energy Corporation, a North Carolina corporation ("Duke Energy"), to purchase any and all shares of the following series of its Preferred Stock and Preferred Stock A at the prices indicated:

                                                              Purchase Price
                                                                Per Share
                                                              --------------
   4.50% Preferred Stock, Series C ("4.50% Series")              $ 90.28
   7.85% Preferred Stock, Series S ("7.85% Series")              $118.46
   7.00% Preferred Stock, Series W ("7.00% Series")              $115.22
   6.75% Preferred Stock, Series X ("6.75% Series")              $115.35
   7.04% Preferred Stock, Series Y ("7.04% Series")              $115.90
   6.375% Preferred Stock A, 1993 Series ("6.375% Series A")     $ 28.28

(collectively, the "Shares"; and each of the series of Preferred Stock and Preferred Stock A, a "Series of Preferred"), net to the seller in cash, upon the terms and subject to the conditions of the Offer. Duke Energy will purchase any and all Shares of each Series of Preferred validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer (as described in the Offer to Purchase).

  We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The applicable Letter of Transmittal for each Series of Preferred held by us for you is furnished to you for your information only and cannot be used by you to tender any Shares held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Shares of each Series of Preferred held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and applicable Letter (or Letters) of Transmittal.

  Your attention is invited to the following:

  (1) The Offer is for any and all Shares of each Series of Preferred. The Offer is not conditioned upon any minimum number of Shares of any Series of Preferred being tendered. The Offer for Shares of one Series of Preferred is not conditioned on the Offer for Shares of any other Series of Preferred, but the Offer is subject to certain other conditions.

  (2) The Offer will expire at 12:00 midnight, New York City time, January 20, 1998, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of 40 business days from the commencement of the Offer if such Shares have not been accepted for payment.

  (3) Any stock transfer taxes applicable to the sale of Shares to Duke Energy pursuant to the Offer will be paid by Duke Energy, except as otherwise provided in Instruction 6 of each Letter of Transmittal.

  NEITHER DUKE ENERGY, ITS BOARD OF DIRECTORS NOR ANY OF ITS EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

  If you wish to have us tender any or all of your Shares of any Series of Preferred held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. If you hold Shares of more than one Series of Preferred, you must specify the number of Shares tendered for each Series of Preferred. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

  The Offer is being made to all holders of Shares. Duke Energy is not aware of any jurisdiction where the making of the Offer or the tender of Shares would not be in compliance with applicable law. If Duke Energy becomes aware of any jurisdiction where the making of the Offer or the tender of Shares is not in compliance with any applicable law, Duke Energy will make a good faith effort to comply with such law. If, after such good faith effort, Duke Energy cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on Duke Energy's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                                 INSTRUCTIONS
       WITH RESPECT TO OFFER TO PURCHASE FOR CASH ANY AND ALL SHARES OF
                      4.50% PREFERRED STOCK, SERIES C ($100 PAR VALUE) 7.85% PREFERRED STOCK, SERIES S ($100 PAR VALUE) 7.00% PREFERRED STOCK, SERIES W ($100 PAR VALUE) 6.75% PREFERRED STOCK, SERIES X ($100 PAR VALUE) 7.04% PREFERRED STOCK, SERIES Y ($100 PAR VALUE) AND
                     6.375% PREFERRED STOCK A, 1993 SERIES ($25 PAR VALUE)

                                      of

                            DUKE ENERGY CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 18, 1997, and the applicable Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Duke Energy Corporation ("Duke Energy") to purchase any and all shares of the following series of its Preferred Stock and Preferred Stock A at the prices indicated:

                                                              Purchase Price
                                                                Per Share
                                                              --------------
    4.50% Preferred Stock, Series C ("4.50% Series")             $ 90.28
    7.85% Preferred Stock, Series S ("7.85% Series")             $118.46
    7.00% Preferred Stock, Series W ("7.00% Series")             $115.22
    6.75% Preferred Stock, Series X ("6.75% Series")             $115.35
    7.04% Preferred Stock, Series Y ("7.04% Series")             $115.90
   6.375% Preferred Stock A, 1993 Series ("6.375% Series A")     $ 28.28

(collectively, the "Shares"; and each series of Preferred Stock or Preferred Stock A, a "Series of Preferred"), net to the undersigned in cash.

  This will instruct you to tender to Duke Energy the number of shares of each Series of Preferred indicated below (or, if no number is indicated below, all shares of such Series of Preferred) which are held by us for you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

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


 (Check only one*)

    [_] Number of     Preferred to be Tendered:                       Shares**
                  ---                                       ---------
    [_] Number of     Preferred to be Tendered:                       Shares**
                  ---                                       ---------
    [_] Number of     Preferred to be Tendered:                       Shares**
                  ---                                       ---------
    [_] Number of     Preferred to be Tendered:                       Shares**
                  ---                                       ---------
    [_] Number of     Preferred to be Tendered:                       Shares**
                  ---                                       ---------
    [_] Number of     Preferred Series A to be Tendered:              Shares**
                  ---                                       ---------

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                                   SIGN HERE
 Signature(s):
               -------------------------------------------------------------
 Name(s):
          ------------------------------------------------------------------
 Address:
          ------------------------------------------------------------------
 Social Security or Taxpayer ID No.:
                                     ---------------------------------------
 Dated:
        --------------------------------------------------------------------

-----------------
 * A separate instruction must be completed for each Series of Preferred tendered.

** Unless otherwise indicated, it will be assumed that all Shares of such Series of Preferred held by us for your account are to be tendered.

  Please designate in the box below any Soliciting Dealer who solicited your tender.


                               SOLICITED TENDERS

    The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

 Name of Firm:
               -------------------------------------------------------------
                                (Please Print)

 Name of Individual Broker or Financial Consultant:
                                                    ------------------------
 Identification Number (if known):
                                   -----------------------------------------
 Address:
          ------------------------------------------------------------------

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                              (Include Zip Code)


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